Exhibit 99.1

Zynex Announces 2019 First Quarter Earnings

•	Revenue increased 34% year over year to $9.2 million

•	Net income increased 22% to $2.4 million; Diluted EPS $0.07

•	Adjusted EBITDA increased 20% to $2.5M

o	Eleventh consecutive quarter of positive net income

ENGLEWOOD, CO – April 30, 2019 – Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, stroke rehabilitation, cardiac monitoring and neurological diagnostics, today reported financial results for its first quarter ended March 31, 2019.

First Quarter Financial Results Summary:

For the first quarter, the Company reported net revenue of $9.2 million, a 34% increase over Q1-2018. Gross margins were 81% in the first quarter of 2019 and net income was $2.4 million.

Adjusted EBITDA was $2.5 million in the first quarter of 2019 compared to $2.0 million last year.

The Company generated $1.8 million of cash from operations during the first quarter of 2019, an increase of 78% compared to 2018. As of March 31, 2019, the Company had working capital of $9.8 million compared to $7.3 million at December 31, 2018. Cash on hand was $9.4 million at the end of the first quarter after paying the $2.3 million one-time special dividend which was declared during the fourth quarter of 2018.

President and CEO Commentary:

Thomas Sandgaard, CEO said: “We started 2019 strong with revenue of $9.2 million in the first quarter and net income of $2.4 million. Orders grew 30% compared to the first quarter of 2018 and were 4% higher than the fourth quarter of 2018.

In the first quarter, we continued to aggressively expand our sales force. We expect the addition of new sales reps to have an impact on order and revenue growth this year and going forward.

We continue to advocate for pain patients, and for physicians to prescribe our NexWave technology as the first line of defense in treating chronic and acute pain without side effects. We are dedicated to promoting our technology in an effort to remove patient addiction and other side effects from prescription opioids.”

Second Quarter 2019 Guidance:

The estimate range for the second quarter revenue is between $9.5 and $10.0 million with Adjusted EBITDA between $2.3 and $2.8 million as we continue to aggressively invest in growing our sales force. The revenue estimate is approximately 25% to 32% above last year’s second quarter revenue of $7.6 million.

Conference Call and Webcast Details:

Tuesday, April 30, 2019 at 2:15 p.m. MT – 4:15 p.m. ET

To register and participate in the webcast, interested parties should click on the following link or dial in approximately 10-15 minutes prior to the webcast:

https://www.webcaster4.com/Webcast/Page/1487/30435

US PARTICIPANT DIAL IN (TOLL FREE):	1-844-825-9790
INTERNATIONAL DIAL IN:	1-412-317-5170
Canada Toll Free:	1-855-669-9657

Non-GAAP Financial Measures

Zynex reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP). In addition, the Company is providing in this news release financial information in the form of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock compensation). Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance. Adjusted EBITDA can be useful for investors or lenders as an indicator of earnings available to service debt. Non-GAAP financial measures should not be considered in isolation from or as an alternative to the financial information prepared in accordance with GAAP.

About Zynex

Zynex, founded in 1996, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation; and the company's proprietary NeuroMove device designed to help recovery of stroke and spinal cord injury patients. Zynex is also developing a new blood volume monitor for use in hospitals and surgery centers.  For additional information, please visit: Zynex.com.

Safe Harbor Statement

Certain statements in this release are "forward-looking" or projections and as such are subject to numerous risks and uncertainties. The company makes no express or implied representation or warranty as to the completeness of this information or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force and other risks described in our filings with the Securities and Exchange Commission including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018 as well as Forms 10-Q, 8-K and 8-K/A, press releases and the Company's website.

Contact:

Zynex, Inc.
(303) 703-4906

Investor Relations Contact:
Amato and Partners, LLC
Investor Relations Counsel
admin@amatoandpartners.com

ZYNEX, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2019	2018
		(as adjusted)*
ASSETS
Current assets:
Cash	$9,419	$10,128
Accounts receivable, net	3,147	2,791
Inventory, net	968	837
Prepaid expenses and other	738	568
Total current assets	14,272	14,324

Property and equipment, net	791	819
Operating lease asset	2,900	3,050
Financing lease asset	16	19
Deposits	314	314
Long term deferred income taxes	572	725
Total assets	$18,865	$19,251

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,561	1,552
Lease liability - operating leases	689	671
Lease liability - financing leases	14	14
Income taxes payable	1,321	688
Dividends payable	11	2,270
Accrued payroll and related taxes	857	908
Deferred insurance reimbursement	-	880
Total current liabilities	4,453	6,983
Long-term liabilities:
Lease liability - operating leases	2,787	2,967
Lease liability - financing leases	7	10
Total liabilities	7,247	9,960

Stockholders' equity:
Preferred stock	-	-
Common stock	34	34
Additional paid-in capital	8,305	8,157
Treasury stock	(3,846)	(3,675)
Accumulated earnings	7,214	4,864
Total Zynex, Inc. stockholders' equity	11,707	9,380
Non-controlling interest	(89)	(89)
Total stockholders' equity	11,618	9,291
Total liabilities and stockholders' equity	$18,865	$19,251

* Effect of ASC 842 Adoption on the Company’s Consolidated Balance Sheets, see our Form 10-Q for the quarter ended March 31, 2019 for more information

ZYNEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2019	2018
NET REVENUE
Devices	$1,975	$1,588
Supplies	7,221	5,288
Total net revenue	9,196	6,876

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue - rental, product & supply	1,784	1,236
Sales and marketing	2,473	1,307
General and administrative	2,683	2,378
Total costs of revenue and operating expenses	6,940	4,921

Income from operations	2,256	1,955

Other income/(expense)
Deferred insurance reimbursement	880	-
Interest expense	-	(115)
Other income/(expense), net	880	(115)

Income from operations before income taxes	3,136	1,840
Income tax expense (benefit)	786	(81)
Net income	$2,350	$1,921

Net income per share:
Basic	$0.07	$0.06

Diluted	$0.07	$0.06

Weighted average basic shares outstanding	32,233	32,601
Weighted average diluted shares outstanding	33,721	34,414

ZYNEX, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2019	2018
Adjusted EBITDA:
Net income	$2,350	$1,921
Depreciation and Amortization*	66	25
Stock-based compensation expense	139	63
Other (income)/expense, net	(880)	115
Income tax expense (benefit)	786	(81)
Adjusted EBITDA	$2,461	$2,043
% of Net Revenue	27%	30%

* Depreciation does not include amounts related to units on lease to third parties which are depreciated and included in cost of goods sold.